SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   September  30,
1994
                                                    . . . . . . .
. . .

                           GTE SOUTH INCORPORATED
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . .
           (Exact name of registrant as specified in its charter)


             Virginia                  2-36292                56-
0656680
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . .
         (State  or  other            (Commission            (IRS
Employer
            jurisdiction      of                File      Number)
Identification No.)
       incorporation)


19845 N. U.S. 31, P.O. Box 407, Westfield, Indiana     46074
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . .
     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code        317-896-
6464
                                                          . . . .
. . .

  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . .
      (Former name or former address, if changed since last report)
                     GTE SOUTH INCORPORATED

                            FORM 8-K

                       ITEM OF INFORMATION


Item 5.  Other Events

As previously reported in the GTE South Incorporated Current Report on Form 8-K dated June 10, 1994 (as amended on October 26,
1994), on December 31, 1993, GTE South Incorporated (the "Company") entered into an Agreement of Merger with Contel of Kentucky, Inc., a Kentucky corporation ("Contel Kentucky"),
Contel of North Carolina, Inc., a North Carolina corporation ("Contel North Carolina"), Contel of South Carolina, Inc., a South Carolina corporation ("Contel South Carolina"), and Contel of Virginia, Inc., a Virginia corporation ("Contel Virginia"). The agreement provides that the aforementioned companies (collectively the "Contel Subsidiaries") would merge with and into the Company, with the Company to be the surviving corporation in the merger (the "Merger"). Each of the Contel Subsidiaries is a wholly-owned subsidiary of Contel Corporation, which itself is a wholly-owned subsidiary of GTE Corporation. The Contel Subsidiaries provide communication services in the states of Kentucky, North Carolina, South Carolina and Virginia.

The Merger became effective on September 30, 1994 and has been accounted for in a manner consistent with a transfer of entities under common control which is similar to a "pooling of interests." Subsequent to the Merger, the assets and liabilities of the Company and Contel Subsidiaries will be carried on the books of the surviving corporation at the historical values at which they were carried on their separate books prior to the merger.

A copy of the Agreement of Merger, dated December 31, 1993, between the Company, Contel Kentucky, Contel North Carolina, Contel South Carolina and Contel Virginia was attached as Exhibit
2.1 of the Company's previously filed Current Report on Form 8-K dated June 10, 1994.


                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 GTE SOUTH
INCORPORATED
                                                    (Registrant)



Date:   October 27, 1994              WILLIAM M. EDWARDS, III
                                      WILLIAM M. EDWARDS, III
                                            Controller
                                     (Chief Accounting Officer)